ANNALY CAPITAL MANAGEMENT, INC. REPORTS 4th QUARTER 2021 RESULTS
NEW YORK—February 9, 2022—Annaly Capital Management, Inc. (NYSE: NLY) ("Annaly" or the "Company") today announced its financial results for the quarter and year ended December 31, 2021.

Financial Highlights
•GAAP net income of $0.27 per average common share for the quarter; $1.60 per average common share for the full year 2021
•Earnings available for distribution (“EAD”) of $0.28 per average common share for the quarter; $1.16 per average common share for the full year 2021 with dividend coverage of +125%
•Economic return and tangible economic return of (2.4%) for the fourth quarter; economic return of (0.8%) and tangible economic return of 0.0% for the full year 2021
•Annualized GAAP return on average equity of 12.4% and annualized EAD return on average equity of 13.1%
•Book value per common share of $7.97
•GAAP leverage of 4.7x, up from 4.4x in the prior quarter; economic leverage of 5.7x, down from 5.8x in the prior quarter
•Declared quarterly common stock cash dividend of $0.22 per share

Business Highlights
Fourth Quarter 2021 Highlights
•Total assets of $89.2 billion, including $81.5 billion in highly liquid Agency portfolio(1)
•Capital allocation(2) to credit businesses increased by approximately 200 basis points to 32% during the quarter driven by $2.2 billion of credit originations(3)
•Annaly's Mortgage Servicing Rights ("MSR") platform, which represents 5% of capital(2), grew by 12% in the fourth quarter and successfully executed on its strategy to finish the year as the fifth largest buyer of bulk MSR(4)
•Annaly's Residential Credit Group, which represents 24% of capital(2), settled $1.7 billion of whole loans during the quarter
•Annaly's Residential Credit Group priced four whole loan securitizations totaling $1.8 billion during the fourth quarter with an additional three securitizations totaling $1.4 billion priced 2022 year-to-date(5)
•$9.3 billion of unencumbered assets, including cash and unencumbered Agency MBS of $5.2 billion
•Appointed Ilker Ertas as Chief Investment Officer
Full-Year 2021 Highlights
Investment and Strategy
•Capital allocation(2) to credit businesses increased from 22% to 32% throughout the year driven by credit originations of $6.1 billion, more than double the prior year(3)
•Proactively managed Annaly's Agency portfolio with continued utilization of barbell strategy balancing high-quality specified pools and lower coupon TBA securities
•Efficiently built out MSR platform with assets increasing to $645 million, over 4.5x the size of the portfolio at year-end 2020(4)
•Annaly's Residential Credit Group grew assets by nearly 90% throughout 2021, expanding its whole loan sourcing capabilities through the launch of its residential whole loan correspondent channel in April 2021
•Closed inaugural private closed-end Middle Market Lending fund, raising $371 million of third-party capital that has been fully deployed at approximately $450 million in assets
•Completed the $2.33 billion sale of Annaly’s Commercial Real Estate Business(6)
Financing and Capital
•Prudently managed leverage profile throughout the year, decreasing economic leverage to 5.7x from 6.2x at the end of 2020
•Average GAAP cost of interest bearing liabilities of 0.37% and average economic cost of interest bearing liabilities of 0.79% decreased 72 basis points and 55 basis points, respectively, year-over-year
•Annaly's Residential Credit Group was the fourth largest non-bank issuer of Prime Jumbo & Expanded Credit MBS from 2020-2021 and has priced thirteen residential whole loan securitizations totaling $5.3 billion since the beginning of 2021, inclusive of 2022 year-to-date activity(5)
•Raised $552 million of accretive common equity through Annaly’s at-the-market sales program(7)
•Declared $1.4 billion in common and preferred stock dividends in 2021
Corporate Responsibility & Governance
•Decreased full-year operating expense ratio by 20 basis points to 1.35% driven by savings following the Company's management internalization and disposition of its Commercial Real Estate business(6)(8)
•Published second Corporate Responsibility Report demonstrating Annaly’s continued focus on ESG endeavors and highlighting key accomplishments including additional disclosures under the Sustainability Accounting Standards Board framework
•Elected new Independent Director Eric A. Reeves

“We are proud of our accomplishments throughout 2021 as we strategically enhanced our focus on residential housing finance through the disposition of our Commercial Real Estate business, launch of our Mortgage Servicing Rights platform and expansion of our capabilities within our Residential Credit Group,” remarked David Finkelstein, Annaly’s Chief Executive Officer and President. “In the fourth quarter, we proactively navigated a more challenging marketplace, increasing our capital allocation to our credit businesses with over $2 billion in credit originations.”

“As financial market volatility has increased in anticipation of monetary policy normalization, our portfolio is well prepared for periods of turbulence with historically low leverage, a conservatively hedged portfolio and disciplined asset allocation across the spectrum of housing finance. Despite the volatility, we are encouraged by improving investment returns in Agency MBS and are poised to capitalize on attractive opportunities as they arise.”

(1) Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Assets include TBA purchase contracts (market value) of $20.3 billion, CMBX derivatives (market value) of $0.4 billion and $0.8 billion of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.0 billion.
(2) Dedicated capital allocations as of December 31, 2021 exclude commercial real estate assets.
(3) Credit assets represent whole loan and corporate debt originated or purchased across Annaly's Residential Credit and Middle Market Lending Groups and exclude unfunded commitments.
(4) Q3 2021 MSR assets exclude $86 million of legacy MSR holdings that were held for sale as of September 30, 2021 and sold in Q4 2021. MSR assets include limited partnership interests in two MSR funds, one of which is reported in Other Assets. Purchaser ranking data sourced from eMBS as of December 31, 2021.
(5) Includes 10 whole loan securitizations totaling $3.9 billion in 2021, a $557 million residential whole loan securitization in January 2022, a $377 million residential whole loan securitization in January 2022 and a $467 million residential whole loan securitization in February 2022. Issuer ranking data from Inside Conforming Markets as of January 9, 2022.
(6) The platform and the significant majority of the assets were transferred in 2021, with remaining assets expected to be transferred in the first quarter of 2022, subject to regulatory approvals.
(7) Represents $552 million raised through the Company’s at-the-market sales program for its common stock net of sales agent commissions and other offering expenses. Does not include 2022 year-to-date activity.
(8) Represents operating expenses as a percentage of average equity and excludes transaction expenses and nonrecurring items for the year ended December 31, 2021.

Financial Performance
The following table summarizes certain key performance indicators as of and for the quarters ended December 31, 2021, September 30, 2021 and December 31, 2020:

	December 31, 2021	September 30, 2021	December 31, 2020
Book value per common share	$7.97	$8.39	$8.92
GAAP leverage at period-end (1)	4.7:1	4.4:1	5.1:1
GAAP net income (loss) per average common share (2)	$0.27	$0.34	$0.60
Annualized GAAP return (loss) on average equity	12.44%	15.25%	24.91%
Net interest margin (3)	1.97%	2.01%	2.14%
Average yield on interest earning assets (4)	2.31%	2.29%	2.61%
Average GAAP cost of interest bearing liabilities (5)	0.38%	0.32%	0.51%
Net interest spread	1.93%	1.97%	2.10%
Non-GAAP metrics *
Earnings available for distribution per average common share (2)	$0.28	$0.28	$0.30
Annualized EAD return on average equity	13.10%	12.81%	13.03%
Economic leverage at period-end (1)	5.7:1	5.8:1	6.2:1
Net interest margin (excluding PAA) (3)	2.03%	2.04%	1.98%
Average yield on interest earning assets (excluding PAA) (4)	2.63%	2.63%	2.80%
Average economic cost of interest bearing liabilities (5)	0.75%	0.66%	0.87%
Net interest spread (excluding PAA)	1.88%	1.97%	1.93%
* Represents a non-GAAP financial measure. Please refer to the "Non-GAAP Financial Measures" section for additional information.
(1) GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued and mortgages payable divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued, and mortgages payable are non-recourse to the Company and are excluded from economic leverage.
(2) Net of dividends on preferred stock.
(3) Net interest margin represents interest income less interest expense divided by average Interest Earning Assets. Net interest margin (excluding PAA) represents the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average Interest Earning Assets plus average outstanding TBA contract and CMBX balances. PAA represents the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.
(4) Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).
(5) Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps.

Updates to Financial Disclosures
Commencing with the Company’s financial results for the quarter ended June 30, 2021 and for subsequent reporting periods, the Company has relabeled “Core Earnings (excluding PAA)” as “Earnings Available for Distribution” (“EAD”). Earnings Available for Distribution, which is a non-GAAP financial measure intended to supplement the Company’s financial results computed in accordance with U.S. generally accepted accounting principles (“GAAP”), has replaced the Company’s prior presentation of Core Earnings (excluding PAA). In addition, Core Earnings (excluding PAA) results from prior reporting periods have been relabeled Earnings Available for Distribution. In line with evolving industry practices, the Company believes the term Earnings Available for Distribution more accurately reflects the principal purpose of the measure than the term Core Earnings (excluding PAA) and serves as a useful indicator for investors in evaluating the Company’s performance and its ability to pay dividends.
The definition of Earnings Available for Distribution is identical to the definition of Core Earning (excluding PAA) from prior reporting periods. As such, Earnings Available for Distribution is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income and CMBX coupon income, (c) realized amortization of MSR, (d) other income (loss) (excluding depreciation expense related to commercial real estate and amortization of intangibles, non-EAD income allocated to equity method investments and other non-EAD components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items) and (f) income taxes (excluding the income tax effect of non-EAD income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.
Earnings Available for Distribution should not be considered a substitute for, or superior to, GAAP net income. Please refer to the "Non-GAAP Financial Measures" section for a detailed discussion of Earnings Available for Distribution.
In addition, beginning with the quarter ended June 30, 2021, the Company began classifying certain portfolio activity- or volume-related expenses (including but not limited to brokerage and commission fees, due diligence costs and securitization expenses) as Other income (loss) rather than Other general and administrative expenses in the Consolidated Statements of Comprehensive Income (Loss) to better reflect the nature of the items. As such, prior periods have been conformed to the current presentation.

Other Information
This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of our assets; changes in business conditions and the general economy; operational risks or risk management failures by us or critical third parties, including cybersecurity incidents; our ability to grow our residential credit business; our ability to grow our middle market lending business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets and corporate debt; risks related to investments in mortgage servicing rights; our ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.
Annaly is a leading diversified capital manager with investment strategies across mortgage finance and corporate middle market lending. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to optimize its returns through prudent management of its diversified investment strategies. Annaly is internally managed and has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Additional information on the company can be found at www.annaly.com.
Annaly routinely posts important information for investors on the Company’s website, www.annaly.com. Annaly intends to use this webpage as a means of disclosing material, non-public information, for complying with the Company’s disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. Annaly encourages investors, analysts, the media and others interested in Annaly to monitor the Company’s website, in addition to following Annaly’s press releases, SEC filings, public conference calls, presentations, webcasts and other information it posts from time to time on its website. To sign-up for email-notifications, please visit the "Investors" section of our website, www.annaly.com, then click on "Investor Resources" and select "Email Alerts" to complete the email notification form. The information contained on, or that may be accessed through, the Company’s webpage is not incorporated by reference into, and is not a part of, this document.
The Company prepares a supplemental investor presentation and a financial summary for the benefit of its shareholders. Both the Fourth Quarter 2021 Investor Presentation and the Fourth Quarter 2021 Financial Summary can be found at the Company’s website (www.annaly.com) in the Investors section under Investor Presentations.

Conference Call
The Company will hold the fourth quarter 2021 earnings conference call on February 10, 2022 at 10:00 a.m. Eastern Time. Participants are encouraged to pre-register for the conference call to receive a unique PIN to gain immediate access to the call and bypass the live operator.  Pre-registration may be completed by accessing the pre-registration link found on the homepage or "Investors" section of the Company's website at www.annaly.com, or by using the following link: https://dpregister.com/sreg/10163240/f0e0ffdd78. Pre-registration may be completed at any time, including up to and after the call start time.

For participants who would like to join the call but have not pre-registered, access is available by dialing 844-735-3317 within the U.S., or 412-317-5703 internationally, and requesting the "Annaly Earnings Call."
There will also be an audio webcast of the call on www.annaly.com. A replay of the call will be available for one week following the conference call. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 5498603. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investors, then select Email Alerts and complete the email notification form.

Financial Statements
ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020 (1)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Assets
Cash and cash equivalents	$1,342,090	$1,046,300	$1,380,456	$1,122,793	$1,243,703
Securities	63,655,674	65,622,352	69,032,335	71,849,437	75,652,396
Loans, net	4,242,043	3,580,521	3,563,008	2,603,343	3,083,821
Mortgage servicing rights	544,562	572,259	202,616	113,080	100,895
Interests in MSR	69,316	57,530	49,035	—	—
Assets transferred or pledged to securitization vehicles	6,086,308	4,738,481	4,073,156	3,768,922	6,910,020
Real estate, net	—	—	—	—	656,314
Assets of disposal group held for sale	194,138	238,042	3,302,001	4,400,723	—
Derivative assets	170,370	331,395	181,889	891,474	171,134
Receivable for unsettled trades	2,656	42,482	14,336	144,918	15,912
Principal and interest receivable	234,983	234,810	250,210	259,655	268,073
Goodwill and intangible assets, net	24,241	25,371	26,502	37,337	127,341
Other assets	197,683	172,890	300,761	177,907	225,494
Total assets	$76,764,064	$76,662,433	$82,376,305	$85,369,589	$88,455,103
Liabilities and stockholders’ equity
Liabilities
Repurchase agreements	$54,769,643	$55,475,420	$60,221,067	$61,202,477	$64,825,239
Other secured financing	903,255	729,555	909,655	922,605	917,876
Debt issued by securitization vehicles	5,155,633	3,935,410	3,315,087	3,044,725	5,652,982
Participations issued	1,049,066	641,006	315,810	180,527	39,198
Mortgages payable	—	—	—	—	426,256
Liabilities of disposal group held for sale	154,956	159,508	2,362,690	3,319,414	—
Derivative liabilities	881,537	912,134	900,259	939,622	1,033,345
Payable for unsettled trades	147,908	571,540	154,405	1,070,080	884,069
Interest payable	91,176	109,586	173,721	100,949	191,116
Dividends payable	321,142	318,986	317,714	307,671	307,613
Other liabilities	94,423	91,421	66,721	213,924	155,613
Total liabilities	63,568,739	62,944,566	68,737,129	71,301,994	74,433,307
Stockholders’ equity
Preferred stock, par value $0.01 per share (2)	1,536,569	1,536,569	1,536,569	1,536,569	1,536,569
Common stock, par value $0.01 per share (3)	14,597	14,499	14,442	13,985	13,982
Additional paid-in capital	20,313,832	20,228,366	20,178,692	19,754,826	19,750,818
Accumulated other comprehensive income (loss)	958,410	1,638,638	1,780,275	2,002,231	3,374,335
Accumulated deficit	(9,653,582)	(9,720,270)	(9,892,863)	(9,251,804)	(10,667,388)
Total stockholders’ equity	13,169,826	13,697,802	13,617,115	14,055,807	14,008,316
Noncontrolling interests	25,499	20,065	22,061	11,788	13,480
Total equity	13,195,325	13,717,867	13,639,176	14,067,595	14,021,796
Total liabilities and equity	$76,764,064	$76,662,433	$82,376,305	$85,369,589	$88,455,103

(1) Derived from the audited consolidated financial statements at December 31, 2020.
(2) 7.50% Series D Cumulative Redeemable Preferred Stock - Includes 0 shares authorized, issued and outstanding at December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021. Includes 18,400,000 shares authorized and 0 shares issued and outstanding at December 31, 2020. 6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 28,800,000 shares authorized, issued and outstanding. 6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 17,000,000 shares authorized, issued and outstanding at December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021. Includes 19,550,000 shares authorized and 17,000,000 shares issued and outstanding at December 31, 2020. 6.75% Series I Preferred Stock - Includes 17,700,000 shares authorized, issued and outstanding at December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021. Includes 18,400,000 shares authorized and 17,700,000 issued and outstanding at December 31, 2020.
(3) Includes 2,936,500,000 shares authorized at December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021; 2,914,850,000 shares authorized at December 31, 2020. Includes 1,459,736,258 shares issued and outstanding at December 31, 2021; 1,449,935,017 shares issued and outstanding at September 30, 2021; 1,444,156,029 shares issued and outstanding at June 30, 2021; 1,398,502,906 shares issued and outstanding at March 31, 2021; 1,398,240,618 shares issued and outstanding at December 31, 2020.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except per share data) (Unaudited)
	For the quarters ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Net interest income
Interest income	$422,780	$412,972	$383,906	$763,378	$527,344
Interest expense	61,785	50,438	61,047	75,973	94,481
Net interest income	360,995	362,534	322,859	687,405	432,863
Realized and unrealized gains (losses)
Net interest component of interest rate swaps	(58,897)	(54,411)	(83,087)	(79,747)	(66,807)
Realized gains (losses) on termination or maturity of interest rate swaps	(39,932)	(1,196,417)	—	—	2,092
Unrealized gains (losses) on interest rate swaps	186,345	1,380,946	(141,067)	772,262	258,236
Subtotal	87,516	130,118	(224,154)	692,515	193,521
Net gains (losses) on disposal of investments and other	(25,144)	12,002	16,223	(65,786)	9,363
Net gains (losses) on other derivatives and financial instruments	47,843	(45,168)	(357,808)	476,868	209,647
Net unrealized gains (losses) on instruments measured at fair value through earnings	(15,329)	90,817	3,984	104,191	51,109
Loan loss (provision) reversal	(194)	6,134	(494)	139,620	(1,497)
Business divestiture-related gains (losses)	(16,514)	(14,009)	1,527	(249,563)	—
Subtotal	(9,338)	49,776	(336,568)	405,330	268,622
Total realized and unrealized gains (losses)	78,178	179,894	(560,722)	1,097,845	462,143
Other income (loss)	26,617	16,221	1,675	13,468	13,107
General and administrative expenses
Compensation and management fee	27,061	27,859	32,013	31,518	24,628
Other general and administrative expenses	13,640	16,023	21,513	16,387	18,345
Total general and administrative expenses	40,701	43,882	53,526	47,905	42,973
Income (loss) before income taxes	425,089	514,767	(289,714)	1,750,813	865,140
Income taxes	6,629	(6,767)	5,134	(321)	(13,495)
Net income (loss)	418,460	521,534	(294,848)	1,751,134	878,635
Net income (loss) attributable to noncontrolling interests	2,979	2,290	794	321	1,419
Net income (loss) attributable to Annaly	415,481	519,244	(295,642)	1,750,813	877,216
Dividends on preferred stock	26,883	26,883	26,883	26,883	35,509
Net income (loss) available (related) to common stockholders	$388,598	$492,361	$(322,525)	$1,723,930	$841,707
Net income (loss) per share available (related) to common stockholders
Basic	$0.27	$0.34	$(0.23)	$1.23	$0.60
Diluted	$0.27	$0.34	$(0.23)	$1.23	$0.60
Weighted average number of common shares outstanding
Basic	1,454,138,154	1,445,315,914	1,410,239,138	1,399,210,925	1,399,809,722
Diluted	1,455,411,503	1,446,357,867	1,410,239,138	1,400,000,727	1,400,228,777
Other comprehensive income (loss)
Net income (loss)	$418,460	$521,534	$(294,848)	$1,751,134	$878,635
Unrealized gains (losses) on available-for-sale securities	(685,699)	(113,451)	(191,541)	(1,428,927)	(207,393)
Reclassification adjustment for net (gains) losses included in net income (loss)	5,471	(28,186)	(30,415)	56,823	(7,328)
Other comprehensive income (loss)	(680,228)	(141,637)	(221,956)	(1,372,104)	(214,721)
Comprehensive income (loss)	(261,768)	379,897	(516,804)	379,030	663,914
Comprehensive income (loss) attributable to noncontrolling interests	2,979	2,290	794	321	1,419
Comprehensive income (loss) attributable to Annaly	(264,747)	377,607	(517,598)	378,709	662,495
Dividends on preferred stock	26,883	26,883	26,883	26,883	35,509
Comprehensive income (loss) attributable to common stockholders	$(291,630)	$350,724	$(544,481)	$351,826	$626,986

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except per share data)
	For the years ended
	December 31, 2021	December 31, 2020 (1)
	unaudited
Net interest income
Interest income	$1,983,036	$2,229,625
Interest expense	249,243	899,112
Net interest income	1,733,793	1,330,513
Realized and unrealized gains (losses)
Net interest component of interest rate swaps	(276,142)	(207,877)
Realized gains (losses) on termination or maturity of interest rate swaps	(1,236,349)	(1,917,628)
Unrealized gains (losses) on interest rate swaps	2,198,486	(904,532)
Subtotal	685,995	(3,030,037)
Net gains (losses) on disposal of investments and other	(62,705)	661,513
Net gains (losses) on other derivatives and financial instruments	121,735	756,305
Net unrealized gains (losses) on instruments measured at fair value through earnings	183,663	(303,024)
Loan loss (provision) reversal	145,066	(147,581)
Business divestiture-related gains (losses)	(278,559)	—
Subtotal	109,200	967,213
Total realized and unrealized gains (losses)	795,195	(2,062,824)
Other income (loss)	57,981	36,311
General and administrative expenses
Compensation and management fee	118,451	131,685
Other general and administrative expenses	67,563	90,510
Total general and administrative expenses	186,014	222,195
Income (loss) before income taxes	2,400,955	(918,195)
Income taxes	4,675	(28,423)
Net income (loss)	2,396,280	(889,772)
Net income (loss) attributable to noncontrolling interests	6,384	1,391
Net income (loss) attributable to Annaly	2,389,896	(891,163)
Dividends on preferred stock	107,532	142,036
Net income (loss) available (related) to common stockholders	$2,282,364	$(1,033,199)
Net income (loss) per share available (related) to common stockholders
Basic	$1.60	$(0.73)
Diluted	$1.60	$(0.73)
Weighted average number of common shares outstanding
Basic	1,427,426,079	1,414,659,439
Diluted	1,428,569,003	1,414,659,439
Other comprehensive income (loss)
Net income (loss)	$2,396,280	$(889,772)
Unrealized gains (losses) on available-for-sale securities	(2,419,618)	2,012,878
Reclassification adjustment for net (gains) losses included in net income (loss)	3,693	(776,734)
Other comprehensive income (loss)	(2,415,925)	1,236,144
Comprehensive income (loss)	(19,645)	346,372
Comprehensive income (loss) attributable to noncontrolling interests	6,384	1,391
Comprehensive income (loss) attributable to Annaly	(26,029)	344,981
Dividends on preferred stock	107,532	142,036
Comprehensive income (loss) attributable to common stockholders	$(133,561)	$202,945

(1) Derived from the audited consolidated financial statements at December 31, 2020.

Key Financial Data
The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended December 31, 2021, September 30, 2021, and December 31, 2020:

	December 31, 2021	September 30, 2021	December 31, 2020
Portfolio related metrics
Fixed-rate Residential Securities as a percentage of total Residential Securities	97%	98%	98%
Adjustable-rate and floating-rate Residential Securities as a percentage of total Residential Securities	3%	2%	2%
Weighted average experienced CPR for the period	21.4%	23.1%	24.7%
Weighted average projected long-term CPR at period-end	12.7%	12.7%	16.4%
Liabilities and hedging metrics
Weighted average days to maturity on repurchase agreements outstanding at period-end	52	75	64
Hedge ratio (1)	95%	80%	61%
Weighted average pay rate on interest rate swaps at period-end (2)	0.59%	0.60%	0.92%
Weighted average receive rate on interest rate swaps at period-end (2)	0.08%	0.07%	0.37%
Weighted average net rate on interest rate swaps at period-end (2)	0.51%	0.53%	0.55%
GAAP leverage at period-end (3)	4.7:1	4.4:1	5.1:1
GAAP capital ratio at period-end (4)	17.2%	17.9%	15.9%
Performance related metrics
Book value per common share	$7.97	$8.39	$8.92
GAAP net income (loss) per average common share (5)	$0.27	$0.34	$0.60
Annualized GAAP return (loss) on average equity	12.44%	15.25%	24.91%
Net interest margin (6)	1.97%	2.01%	2.14%
Average yield on interest earning assets (7)	2.31%	2.29%	2.61%
Average GAAP cost of interest bearing liabilities (8)	0.38%	0.32%	0.51%
Net interest spread	1.93%	1.97%	2.10%
Dividend declared per common share	$0.22	$0.22	$0.22
Annualized dividend yield (9)	11.25%	10.45%	10.41%
Non-GAAP metrics *
Earnings available for distribution per average common share (5)	$0.28	$0.28	$0.30
Annualized EAD return on average equity (excluding PAA)	13.10%	12.81%	13.03%
Economic leverage at period-end (3)	5.7:1	5.8:1	6.2:1
Economic capital ratio at period end (4)	14.4%	14.2%	13.6%
Net interest margin (excluding PAA) (6)	2.03%	2.04%	1.98%
Average yield on interest earning assets (excluding PAA) (7)	2.63%	2.63%	2.80%
Average economic cost of interest bearing liabilities (8)	0.75%	0.66%	0.87%
Net interest spread (excluding PAA)	1.88%	1.97%	1.93%
* Represents a non-GAAP financial measure. Please refer to the "Non-GAAP Financial Measures" section for additional information.
(1) Measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions) and futures relative to repurchase agreements, other secured financing and cost basis of TBA derivatives outstanding; excludes MSR and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities.
(2) Excludes forward starting swaps.
(3) GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued and mortgages payable divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued, and mortgages payable are non-recourse to the Company and are excluded from economic leverage.
(4) GAAP capital ratio is computed as total equity divided by total assets. Economic capital ratio is computed as total equity divided by total economic assets. Total economic assets include the implied market value of TBA derivatives and are net of debt issued by securitization vehicles.
(5) Net of dividends on preferred stock.
(6) Net interest margin represents interest income less interest expense divided by average interest earning assets. Net interest margin (excluding PAA) represents the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances.
(7) Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).
(8) Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps.
(9) Based on the closing price of the Company’s common stock of $7.82, $8.42 and $8.45 at December 31, 2021, September 30, 2021 and December 31, 2020, respectively.

The following table contains additional information on our investment portfolio as of the dates presented:

	For the quarters ended
	December 31, 2021	September 30, 2021	December 31, 2020
Agency mortgage-backed securities	$60,525,605	$62,818,079	$74,067,059
Residential credit risk transfer securities	936,228	787,235	532,403
Non-agency mortgage-backed securities	1,663,336	1,747,932	972,192
Commercial mortgage-backed securities	530,505	269,106	80,742
Total securities	$63,655,674	$65,622,352	$75,652,396
Residential mortgage loans	$2,272,072	$1,686,268	$345,810
Residential mortgage loan warehouse facility	980	1,431	—
Commercial real estate debt and preferred equity	—	—	498,081
Corporate debt	1,968,991	1,890,709	2,239,930
Corporate debt, held for sale	—	2,113	—
Total loans, net	$4,242,043	$3,580,521	$3,083,821
Mortgage servicing rights	$544,562	$572,259	$100,895
Interests in MSR	$69,316	$57,530	$—
Agency mortgage-backed securities transferred or pledged to securitization vehicles	$589,873	$597,923	$620,347
Residential mortgage loans transferred or pledged to securitization vehicles	5,496,435	4,140,558	3,249,251
Commercial real estate debt investments transferred or pledged to securitization vehicles	—	—	2,166,073
Commercial real estate debt and preferred equity transferred or pledged to securitization vehicles	—	—	874,349
Assets transferred or pledged to securitization vehicles	$6,086,308	$4,738,481	$6,910,020
Real estate, net	$—	$—	$656,314
Assets of disposal group held for sale	$194,138	$238,042	$—
Total investment portfolio	$74,792,041	$74,809,185	$86,403,446

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company provides the following non-GAAP measures:
•earnings available for distribution (“EAD”);
•earnings available for distribution attributable to common stockholders;
•earnings available for distribution per average common share;
•annualized EAD return on average equity;
•economic leverage;
•economic capital ratio;
•interest income (excluding PAA);
•economic interest expense;
•economic net interest income (excluding PAA);
•average yield on interest earning assets (excluding PAA);
•average economic cost of interest bearing liabilities;
•net interest margin (excluding PAA); and
•net interest spread (excluding PAA).

These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. While intended to offer a fuller understanding of the Company’s results and operations, non-GAAP financial measures also have limitations. For example, the Company may calculate its non-GAAP metrics, such as earnings available for distribution, or the PAA, differently than its peers making comparative analysis difficult. Additionally, in the case of non-GAAP measures that exclude the PAA, the amount of amortization expense excluding the PAA is not necessarily representative of the amount of future periodic amortization nor is it indicative of the term over which the Company will amortize the remaining unamortized premium. Changes to actual and estimated prepayments will impact the timing and amount of premium amortization and, as such, both GAAP and non-GAAP results.
These non-GAAP measures provide additional detail to enhance investor understanding of the Company’s period-over-period operating performance and business trends, as well as for assessing the Company’s performance versus that of industry peers. Additional information pertaining to the Company’s use of these non-GAAP financial measures, including discussion of how each such measure may be useful to investors, and reconciliations to their most directly comparable GAAP results are provided below.
Earnings available for distribution, earnings available for distribution attributable to common stockholders, earnings available for distribution per average common share and annualized EAD return on average equity
The Company's principal business objective is to generate net income for distribution to its stockholders and to preserve capital through prudent selection of investments and continuous management of its portfolio. The Company generates net income by earning a net interest spread on its investment portfolio, which is a function of interest income from its investment portfolio less financing, hedging and operating costs.  Earnings available for distribution, which is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income and CMBX coupon income, (c) realized amortization of MSR, (d) other income (loss) (excluding depreciation expense related to commercial real estate and amortization of intangibles, non-EAD income allocated to equity method investments and other non-EAD components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items), and (f) income taxes (excluding the income tax effect of non-EAD income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities is used by the Company's management and, the Company believes, used by analysts and investors to measure its progress in achieving its principal business objective.
The Company seeks to fulfill this objective through a variety of factors including portfolio construction, the degree of market risk exposure and related hedge profile, and the use and forms of leverage, all while operating within the parameters of the Company's capital allocation policy and risk governance framework.
The Company believes these non-GAAP measures provide management and investors with additional details regarding the Company’s underlying operating results and investment portfolio trends by (i) making adjustments to account for the disparate reporting of changes in fair value where certain instruments are reflected in GAAP net income (loss) while others are reflected in other comprehensive income (loss) and (ii) by excluding certain unrealized, non-cash or episodic components of GAAP net income (loss) in order to provide additional transparency into the operating performance of the Company’s portfolio. In addition, EAD serves as a useful indicator for investors in evaluating the Company's performance and ability to pay dividends. Annualized EAD return on average equity, which is calculated by dividing earnings available for distribution over average stockholders’ equity, provides investors with additional detail on the earnings available for distribution generated by the Company’s invested equity capital.

The following table presents a reconciliation of GAAP financial results to non-GAAP earnings available for distribution for the periods presented:

	For the quarters ended
	December 31, 2021	September 30, 2021	December 31, 2020
	(dollars in thousands, except per share data)
GAAP net income (loss)	$418,460	$521,534	$878,635
Net income (loss) attributable to noncontrolling interests	2,979	2,290	1,419
Net income (loss) attributable to Annaly	415,481	519,244	877,216
Adjustments to exclude reported realized and unrealized (gains) losses
Realized (gains) losses on termination or maturity of interest rate swaps	39,932	1,196,417	(2,092)
Unrealized (gains) losses on interest rate swaps	(186,345)	(1,380,946)	(258,236)
Net (gains) losses on disposal of investments and other	25,144	(12,002)	(9,363)
Net (gains) losses on other derivatives and financial instruments	(47,843)	45,168	(209,647)
Net unrealized (gains) losses on instruments measured at fair value through earnings	15,329	(90,817)	(51,109)
Loan loss provision (reversal) (1)	1,931	(6,771)	469
Business divestiture-related (gains) losses	16,514	14,009	—
Other adjustments
Depreciation expense related to commercial real estate and amortization of intangibles (2)	1,144	1,122	11,097
Non-EAD (income) loss allocated to equity method investments (3)	(2,345)	(2,046)	28
Transaction expenses and non-recurring items (4)	1,533	2,201	172
Income tax effect of non-EAD income (loss) items	8,380	(6,536)	(10,984)
TBA dollar roll income and CMBX coupon income (5)	119,657	115,586	99,027
MSR amortization (6)	(25,864)	(17,884)	(26,633)
Plus:
Premium amortization adjustment cost (benefit)	57,395	60,726	39,101
Earnings available for distribution *	440,043	437,471	459,046
Dividends on preferred stock	26,883	26,883	35,509
Earnings available for distribution attributable to common stockholders *	$413,160	$410,588	$423,537
GAAP net income (loss) per average common share	$0.27	$0.34	$0.60
Earnings available for distribution per average common share *	$0.28	$0.28	$0.30
Annualized GAAP return (loss) on average equity	12.44%	15.25%	24.91%
Annualized EAD return on average equity *	13.10%	12.81%	13.03%

	For the years ended
	December 31, 2021	December 31, 2020
	(dollars in thousands, except per share data)
GAAP net income (loss)	$2,396,280	$(889,772)
Net income (loss) attributable to noncontrolling interests	6,384	1,391
Net income (loss) attributable to Annaly	2,389,896	(891,163)
Adjustments to exclude reported realized and unrealized (gains) losses
Realized (gains) losses on termination or maturity of interest rate swaps	1,236,349	1,917,628
Unrealized (gains) losses on interest rate swaps	(2,198,486)	904,532
Net (gains) losses on disposal of investments and other	62,705	(661,513)
Net (gains) losses on other derivatives and financial instruments	(121,735)	(756,305)
Net unrealized (gains) losses on instruments measured at fair value through earnings	(183,663)	303,024
Loan loss provision (reversal) (1)	(148,632)	151,188
Business divestiture-related (gains) losses	278,559	—
Other adjustments
Depreciation expense related to commercial real estate and amortization of intangibles (2)	15,225	39,108
Non-EAD (income) loss allocated to equity method investments (3)	(10,930)	22,493
Transaction expenses and non-recurring items (4)	5,579	11,293
Income tax effect of non-EAD income (loss) items	13,325	(17,603)
TBA dollar roll income and CMBX coupon income (5)	445,768	355,547
MSR amortization (6)	(72,727)	(97,506)
Plus:
Premium amortization adjustment cost (benefit)	57,158	415,444
Earnings available for distribution *	1,768,391	1,696,167
Dividends on preferred stock	107,532	142,036
Earnings available for distribution attributable to common stockholders *	$1,660,859	$1,554,131
GAAP net income (loss) per average common share	$1.60	$(0.73)
Earnings available for distribution per average common share *	$1.16	$1.10
Annualized GAAP return (loss) on average equity	17.45%	(6.31)%
Annualized EAD return on average equity *	12.90%	12.03%
* Represents a non-GAAP financial measure.
(1) Includes $1.7 million, ($0.6) million and ($1.0) million of loss provision (reversal) on the Company’s unfunded loan commitments for the quarters ended December 31, 2021, September 30, 2021 and December 31, 2020, respectively, which is reported in Other income (loss) in the Company’s Consolidated Statements of Comprehensive Income (Loss). Includes ($3.6) million and $3.6 million of loss provision (reversal) on the Company’s unfunded loan commitments for the years ended December 31, 2021 and 2020, respectively.
(2) Includes depreciation and amortization expense related to equity method investments.
(3) The Company excludes non-EAD (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other income (loss).
(4) Includes costs incurred in connection with securitizations of residential whole loans. The year ended December 31, 2020 also includes costs incurred in connection with the Company’s management internalization, the CEO search process and a securitization of Agency mortgage-backed securities.
(5) TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives and financial instruments. CMBX coupon income totaled $1.1 million, $1.2 million and $1.5 million for the quarters ended December 31, 2021, September 30, 2021 and December 31, 2020, respectively. CMBX coupon income totaled $5.2 million and $5.8 million for the years ended December 31, 2021 and 2020, respectively.
(6) MSR amortization represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on instruments measured at fair value.

From time to time, the Company enters into TBA forward contracts as an alternate means of investing in and financing Agency mortgage-backed securities. A TBA contract is an agreement to purchase or sell, for future delivery, an Agency mortgage-backed security with a specified issuer, term and coupon. A TBA dollar roll represents a transaction where TBA contracts with the same terms but different settlement dates are simultaneously bought and sold. The TBA contract settling in the later month typically prices at a discount to the earlier month contract with the difference in price commonly referred to as the "drop". The drop is a reflection of the expected net interest income from an investment in similar Agency mortgage-backed securities, net of an implied financing cost, that would be foregone as a result of settling the contract in the later month rather than in the earlier month. The drop between the current settlement month price and the forward settlement month price occurs because in the TBA dollar roll market, the party providing the financing is the party that would retain all principal and interest payments accrued during the financing period. Accordingly, TBA dollar roll income generally represents the economic equivalent of the net interest income earned on the underlying Agency mortgage-backed security less an implied financing cost.
TBA dollar roll transactions are accounted for under GAAP as a series of derivatives transactions. The fair value of TBA derivatives is based on methods similar to those used to value Agency mortgage-backed securities. The Company records TBA derivatives at fair value on its Consolidated Statements of Financial Condition and recognizes periodic changes in fair value in Net gains (losses) on other derivatives and financial instruments in the Consolidated Statements of Comprehensive Income (Loss), which includes both unrealized and realized gains and losses on derivatives (excluding interest rate swaps).
TBA dollar roll income is calculated as the difference in price between two TBA contracts with the same terms but different settlement dates multiplied by the notional amount of the TBA contract. Although accounted for as derivatives, TBA dollar rolls capture the economic equivalent of net interest income, or carry, on the underlying Agency mortgage-backed security (interest income less an implied cost of financing). TBA dollar roll income is reported as a component of Net gains (losses) on other derivatives and financial instruments in the Consolidated Statements of Comprehensive Income (Loss).
The CMBX index is a synthetic tradable index referencing a basket of 25 commercial mortgage-backed securities ("CMBS") of a particular rating and vintage. The CMBX index allows investors to take a long exposure (referred to as selling protection) or short exposure (referred to as buying protection) on the respective basket of CMBS securities and is structured as a "pay-as-you-go" contract whereby the protection buyer pays to the protection seller a standardized running coupon on the contracted notional amount. The Company reports income (expense) on CMBX positions in Net gains (losses) on other derivatives and financial instruments in the Consolidated Statements of Comprehensive Income (Loss). The coupon payments received or paid on CMBX positions are equivalent to interest income (expense) and therefore included in earnings available for distribution.
Premium Amortization Expense
In accordance with GAAP, the Company amortizes or accretes premiums or discounts into interest income for its Agency mortgage-backed securities, excluding interest-only securities, multifamily and reverse mortgages, taking into account estimates of future principal prepayments in the calculation of the effective yield. The Company recalculates the effective yield as differences between anticipated and actual prepayments occur. Using third-party model and market information to project future cash flows and expected remaining lives of securities, the effective interest rate determined for each security is applied as if it had been in place from the date of the security’s acquisition. The amortized cost of the security is then adjusted to the amount that would have existed had the new effective yield been applied since the acquisition date. The adjustment to amortized cost is offset with a charge or credit to interest income. Changes in interest rates and other market factors will impact prepayment speed projections and the amount of premium amortization recognized in any given period.
The Company’s GAAP metrics include the unadjusted impact of amortization and accretion associated with this method. Certain of the Company’s non-GAAP metrics exclude the effect of the PAA, which quantifies the component of premium amortization representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term CPR.
The following table illustrates the impact of the PAA on premium amortization expense for the Company’s Residential Securities portfolio and residential securities transferred or pledged to securitization vehicles, for the quarters ended December 31, 2021, September 30, 2021, and December 31, 2020:

	For the quarters ended
	December 31, 2021	September 30, 2021	December 31, 2020
	(dollars in thousands)
Premium amortization expense (accretion)	$219,172	$233,429	$239,118
Less: PAA cost (benefit)	57,395	60,726	39,101
Premium amortization expense (excluding PAA)	$161,777	$172,703	$200,017

Economic leverage and economic capital ratios
The Company uses capital coupled with borrowed funds to invest primarily in real estate related investments, earning the spread between the yield on its assets and the cost of its borrowings and hedging activities. The Company’s capital structure is designed to offer an efficient complement of funding sources to generate positive risk-adjusted returns for its stockholders while maintaining appropriate liquidity to support its business and meet the Company’s financial obligations under periods of market stress. To maintain its desired capital profile, the Company utilizes a mix of debt and equity funding. Debt funding may include the use of repurchase agreements, loans, securitizations, participations issued, lines of credit, asset backed lending facilities, corporate bond issuance, convertible bonds, mortgages payable or other liabilities. Equity capital primarily consists of common and preferred stock.
The Company’s economic leverage ratio is computed as the sum of recourse debt, cost basis of TBA and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued, and mortgages payable are non-recourse to the Company and are excluded from economic leverage.
The following table presents a reconciliation of GAAP debt to economic debt for purposes of calculating the Company’s economic leverage ratio for the periods presented:

	As of
	December 31, 2021	September 30, 2021	December 31, 2020
Economic leverage ratio reconciliation	(dollars in thousands)
Repurchase agreements	$54,769,643	$55,475,420	$64,825,239
Other secured financing	903,255	729,555	917,876
Debt issued by securitization vehicles	5,155,633	3,935,410	5,652,982
Participations issued	1,049,066	641,006	39,198
Mortgages payable	—	—	426,256
Debt included in liabilities of disposal group held for sale	112,144	113,362	—
Total GAAP debt	$61,989,741	$60,894,753	$71,861,551
Less Non-Recourse Debt:
Credit facilities (1)	(903,255)	(729,555)	(887,455)
Debt issued by securitization vehicles	(5,155,633)	(3,935,410)	(5,652,982)
Participations issued	(1,049,066)	(641,006)	(39,198)
Mortgages payable	—	—	(426,256)
Non-recourse debt included in liabilities of disposal group held for sale	(112,144)	(113,362)	—
Total recourse debt	$54,769,643	$55,475,420	$64,855,660
Plus / (Less):
Cost basis of TBA and CMBX derivatives	20,690,768	24,202,686	20,780,913
Payable for unsettled trades	147,908	571,540	884,069
Receivable for unsettled trades	(2,656)	(42,482)	(15,912)
Economic debt *	$75,605,663	$80,207,164	$86,504,730
Total equity	$13,195,325	$13,717,867	$14,021,796
Economic leverage ratio *	5.7:1	5.8:1	6.2:1

* Represents a non-GAAP financial measure. (1) Included in Other secured financing in the Company’s Consolidated Statements of Financial Condition.

The following table presents a reconciliation of GAAP total assets to economic total assets for purposes of calculating the Company’s economic capital ratio for the periods presented:

	As of
	December 31, 2021	September 30, 2021	December 31, 2020
Economic capital ratio reconciliation	(dollars in thousands)
Total GAAP assets	$76,764,064	$76,662,433	$88,455,103
Less:
Gross unrealized gains on TBA derivatives (1)	(52,693)	(1,776)	(96,109)
Debt issued by securitization vehicles (2)	(5,155,633)	(3,935,410)	(5,652,982)
Plus:
Implied market value of TBA derivatives	20,338,633	23,622,635	20,373,197
Total economic assets *	$91,894,371	$96,347,882	$103,079,209
Total equity	$13,195,325	$13,717,867	$14,021,796
Economic capital ratio (3)	14.4%	14.2%	13.6%

* Represents a non-GAAP financial measure.
(1) Included in Derivative assets in the Company’s Consolidated Statements of Financial Condition.
(2) Includes debt issued by securitization vehicles reported in Liabilities of disposal group held for sale in the Company's
    Consolidated Statements of Financial Condition.
(3) Economic capital ratio is computed as total equity divided by total economic assets.

Interest income (excluding PAA), economic interest expense and economic net interest income (excluding PAA)
Interest income (excluding PAA) represents interest income excluding the effect of the PAA, and serves as the basis for deriving average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA) and net interest margin (excluding PAA), which are discussed below. The Company believes this measure provides management and investors with additional detail to enhance their understanding of the Company’s operating results and trends by excluding the component of premium amortization expense representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities (other than interest-only securities, multifamily and reverse mortgages), which can obscure underlying trends in the performance of the portfolio.
Economic interest expense includes GAAP interest expense and the net interest component of interest rate swaps. The Company uses interest rate swaps to manage its exposure to changing interest rates on its repurchase agreements by economically hedging cash flows associated with these borrowings. Accordingly, adding the net interest component of interest rate swaps to interest expense, as computed in accordance with GAAP, reflects the total contractual interest expense and thus, provides investors with additional information about the cost of the Company's financing strategy. The Company may use market agreed coupon (“MAC”) interest rate swaps in which the Company may receive or make a payment at the time of entering into such interest rate swap to compensate for the off-market nature of such interest rate swap. In accordance with GAAP, upfront payments associated with MAC interest rate swaps are not reflected in the net interest component of interest rate swaps in the Company's Consolidated Statements of Comprehensive Income (Loss). The Company did not enter into any MAC interest rate swaps during the quarter ended December 31, 2021.
Similarly, economic net interest income (excluding PAA), as computed below, provides investors with additional information to enhance their understanding of the net economics of our primary business operations.

	For the quarters ended
	December 31, 2021	September 30, 2021	December 31, 2020
Interest income (excluding PAA) reconciliation	(dollars in thousands)
GAAP interest income	$422,780	$412,972	$527,344
Premium amortization adjustment	57,395	60,726	39,101
Interest income (excluding PAA) *	$480,175	$473,698	$566,445
Economic interest expense reconciliation
GAAP interest expense	$61,785	$50,438	$94,481
Add:
Net interest component of interest rate swaps	58,897	54,411	66,807
Economic interest expense *	$120,682	$104,849	$161,288
Economic net interest income (excluding PAA) reconciliation
Interest income (excluding PAA) *	$480,175	$473,698	$566,445
Less:
Economic interest expense *	120,682	104,849	161,288
Economic net interest income (excluding PAA) *	$359,493	$368,849	$405,157

* Represents a non-GAAP financial measure.

Average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA), net interest margin (excluding PAA) and average economic cost of interest bearing liabilities
Net interest spread (excluding PAA), which is the difference between the average yield on interest earning assets (excluding PAA) and the average economic cost of interest bearing liabilities, which represents annualized economic interest expense divided by average interest bearing liabilities, and net interest margin (excluding PAA), which is calculated as the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances, provide management with additional measures of the Company’s profitability that management relies upon in monitoring the performance of the business.
Disclosure of these measures, which are presented below, provides investors with additional detail regarding how management evaluates the Company’s performance.

	For the quarters ended
	December 31, 2021	September 30, 2021	December 31, 2020
Economic metrics (excluding PAA)	(dollars in thousands)
Average interest earning assets	$73,134,966	$72,145,283	$80,973,433
Interest income (excluding PAA) *	$480,175	$473,698	$566,445
Average yield on interest earning assets (excluding PAA) *	2.63%	2.63%	2.80%
Average interest bearing liabilities	$63,342,740	$62,614,042	$72,233,239
Economic interest expense *	$120,682	$104,849	$161,288
Average economic cost of interest bearing liabilities *	0.75%	0.66%	0.87%
Economic net interest income (excluding PAA) *	$359,493	$368,849	$405,157
Net interest spread (excluding PAA) *	1.88%	1.97%	1.93%
Interest income (excluding PAA) *	$480,175	$473,698	$566,445
TBA dollar roll income and CMBX coupon income	119,657	115,586	99,027
Economic interest expense *	(120,682)	(104,849)	(161,288)
Subtotal	$479,150	$484,435	$504,184
Average interest earnings assets	$73,134,966	$72,145,283	$80,973,433
Average TBA contract and CMBX balances	21,159,120	22,739,226	20,744,672
Subtotal	$94,294,086	$94,884,509	$101,718,105
Net interest margin (excluding PAA) *	2.03%	2.04%	1.98%
* Represents a non-GAAP financial measure.